UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 17, 2024

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Wells Avenue
Newton, Massachusetts	02459
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (617) 673-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BFAM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) On September 17, 2024, the Board of Directors (the “Board”) of Bright Horizons Family Solutions Inc. (the “Company”) appointed Jennifer Schulz as a member of the Board effective immediately. The Board increased the size of the Board from nine (9) to ten (10) members and appointed Ms. Schulz to fill the vacancy. Ms. Schulz will serve as a 2026 Class (Class I) director, which class will stand for election at the 2026 annual meeting of shareholders. Ms. Schulz will not serve on any of the Board’s standing committees at this time.
Ms. Schulz, age 53, has served as CEO of Experian North America, Inc., a division of Experian plc, a global information services company, since April 2022. Between 2013 and 2022, Ms. Schulz served as Group President of Experian, North America Health, Automotive, Data Quality (EDQ) and Experian Marketing Services. Prior to joining Experian, Ms. Schulz was the Senior Vice President of global product strategy, innovations and eCommerce for Visa Inc. From 2008 to 2010, Ms. Schulz worked at Verifi, Inc., a SaaS-based electronic payment solutions company, first serving as Chief Operating Officer and then CEO, and from 2003 to 2008, Ms. Schulz held various operational and leadership positions at Visa. Ms. Schulz served on the board of directors of Leaf Group Ltd. (NYSE: LEAF) from November 2016 until June 2021 and as Chair of the Nominating and Corporate Governance Committee and member of the Audit Committee. Ms. Schulz received an M.B.A. from the University of Michigan’s Ross School of Business and a B.A. from the University of Wisconsin.
There are no agreements or understandings between Ms. Schulz and any other person pursuant to which she was appointed to the Board and there are no transactions between Ms. Schulz and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
In connection with her service on the Board, Ms. Schulz will participate in the Company’s non-employee director compensation program as set forth in the Company’s 2024 Proxy Statement filed with the SEC on April 25, 2024, including receiving an approximate pro-rata equity award. In addition, Ms. Schulz and the Company have entered into an indemnification agreement on the same terms as the Company has previously entered into with its other directors, a form of which has been previously filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2024.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
Date:	September 17, 2024	By:	/s/ Elizabeth Boland
Elizabeth Boland
Chief Financial Officer